NETGEAR Completes Spin-Off of Arlo

San Jose, California - December 31, 2018 - NETGEAR, Inc. (NASDAQ: NTGR) today announced that it has completed its previously announced distribution of 62,500,000 shares of common stock of Arlo Technologies, Inc. (NYSE: ARLO) owned by NETGEAR, representing approximately 84.2% of the outstanding shares of Arlo common stock. After the completion of the distribution, NETGEAR no longer owns any shares of Arlo common stock.

The distribution was made today to NETGEAR stockholders of record as of the close of business on the record date for the distribution, December 17, 2018. The distribution took place in the form of a pro rata common stock dividend to each NETGEAR stockholder of record on the record date. Based on the shares of NETGEAR common stock outstanding as of the record date, NETGEAR stockholders received 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held as of the record date.

No fractional shares of Arlo common stock were distributed. Instead, NETGEAR stockholders will receive cash in lieu of any fraction of a share of Arlo common stock that they otherwise would have received.

On December 18, 2018, NETGEAR mailed an information statement to its stockholders on the record date, which included details on the distribution. The information statement is posted under the Investor Relations tab on NETGEAR’s website at investor.netgear.com and on Arlo’s website at investor.arlo.com.

Deutsche Bank Securities acted as financial advisor to NETGEAR in connection with the distribution. Wachtell, Lipton, Rosen & Katz acted as legal advisor to NETGEAR in connection with the distribution.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. NETGEAR's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which NETGEAR's products are sold. NETGEAR products are sold in approximately 26,000 retail locations around the globe, and through approximately 23,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. NETGEAR's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, among others, market conditions and unforeseen regulatory issues. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investors:
NETGEAR Investor Relations
Christopher Genualdi
investors@netgear.com

Source: NETGEAR-F